Exhibit 99.1 NEWS

Media Contact:	Investor Contact:
Paul Mason	John G. Chironna
MSC Industrial Supply Co.	MSC Industrial Supply Co.
(704) 987-5313	(704) 987-5231
paul.mason@mscdirect.com	chironnj@mscdirect.com

MSC DECLARES 21% INCREASE IN REGULAR QUARTERLY DIVIDEND

MELVILLE, NY and DAVIDSON, NC, January 3, 2018 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), a premier distributor of Metalworking and Maintenance, Repair and Operations (MRO) products and services to industrial customers throughout North America, today announced that its Board of Directors has declared a cash dividend of $0.58 per share,  representing a 21% increase from the previous regular quarterly dividend of $0.48 per share. The $0.58 dividend is payable on January 30, 2018 to shareholders of record at the close of business on January 16, 2018. The ex-dividend date is January 12, 2018.

MSC expects the “Tax Cuts and Jobs Act” to have a beneficial impact on future earnings. Given the company’s strong balance sheet, cash flow generation profile, and commitment to enhancing total shareholder returns, management and the Board believe that this dividend increase represents an appropriate use of capital. MSC plans to discuss the expected impact on future earnings from the “Tax Cuts and Jobs Act” on the company’s fiscal first quarter 2018 earnings call scheduled for January 10, 2018.

About MSC

MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1.5 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of more than 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

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Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: general economic conditions in the markets in which we operate, current economic, political

75 Maxess Road, Melville, New York 11747  |  525 Harbour Place Drive, Davidson, NC 28036  |  mscdirect.com

and social conditions, changing customer and product mixes, competition, including the adoption by competitors of aggressive pricing strategies and sales methods, industry consolidation, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, financial restrictions on outstanding borrowings, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, the inability to successfully manage the upgrade of our core financial systems, the loss of key suppliers or supply chain disruptions, problems with successfully integrating acquired operations, opening or expanding our customer fulfillment centers exposes us to risks of delays, the risk of war, terrorism and similar hostilities, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.